EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

IntelePeer, Inc.
San Mateo, California

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 2 to Form S-1) of our report dated May 9, 2011, relating to the financial statements of IntelePeer, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO USA, LLP
San Francisco, California

July 7, 2011